RYDER SCOTT COMPANY

PETROLEUM CONSULTANTS

TBPE REGISTERED ENGINEERING FIRM F-1580 FAX (713) 651-0849

1100 LOUISIANA SUITE 3800 HOUSTON, TEXAS 77002-5235 TELEPHHONE (713) 651-9191

EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (the “Registration Statement”) of Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), of information contained in our reserve report that is summarized as of December 31, 2010 in our summary letter dated February 1, 2011, relating to the oil and gas reserves and revenue, as of December 31, 2010, of certain interests of the Company.

We hereby consent to all references to such reports, letters and /or to this firm in the Registration Statement and each Prospectus to which the Registration Statement relates, and further consent to our being named as an expert in the Registration Statement and each Prospectus to which the Registration Statement relates.

Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

TBPE Firm Registration No. F-1580

Houston, Texas

January 6, 2012

SUITE 600, 1015 4TH STREET, S.W. CALGARY, ALBERTA T2R 1J4 TEL (403) 262-2799 FAX (403) 262-2790

621 17TH STREET, SUITE 1550 DENVER, COLORADO 80293-1501 TEL (303) 623-9147 FAX (303) 623-4258